EXHIBIT 10.12

                           LEASE GUARANTEE


    THIS LEASE GUARANTEE ("Guarantee") made and entered into as of this 30th day of December, 1992, by and between PIER 1 IMPORTS, INC., a Delaware corporation ("Pier 1"), CMEI, Inc., a Georgia Corporation
("CMEI")(individually and collectively, the "Guarantor"), and PIER SET, INC., a Delaware corporation ("Lessor");

                            W I T N E S S E T H:

    A. Pier 1 Imports (U.S.), Inc. (the "Lessee"), a Delaware corporation, is an indirect wholly-owned subsidiary of Pier 1 and a direct, wholly owned Subsidiary of CMEI. Lessor and Lessee have entered, as of the date hereof, into a certain Master Building Lease (the "Master Building Lease"), as well as a certain Master Ground Lease (the "Master Ground Lease"), each covering thirteen (13) Parcels or Improvements listed on Exhibit "A-1" - "A-13" of each and each providing for New Parcels or New Improvements (collectively, the "Additional Properties") to be added thereto as provided for therein.
The Master Building Leases and the Master Ground Lease are sometimes collectively referred to herein as the "Lease Agreements".

    B. The Lease Agreements have been entered into by Lessor and Lessee with respect to land and improvements, including any Additional Facilities, which have been and are to be financed pursuant to the terms of a certain Loan Agreement (the "Loan Agreement"), between Lessor and National Westminster Bank Plc ("Lender"), of even date herewith in the aggregate sum of up to $25,000,000. The term "Lender" shall also include any successor or assign of Lender, including any participant in, or other holder of any interest in, any of the Loans (as hereinafter defined). Pursuant to and subject to the terms of the Loan Agreement, Lender has advanced or agreed to advance the aggregate sum of $8,750,000 (the "Land Loan"), the payment of which is assured, in part, by absolute assignments of the amounts payable under the Master Ground Lease to Lender by Lessor, and the aggregate sum of $16,250,000 (the "Building Loan"), the payment of which is assured, in part, by absolute assignments of the amounts payable under the Master Building Leases to Lender by Lessor. The outstanding balance of the Land Loan and the outstanding balance of the Building Loan may be increased at a future date(s) pursuant to any advance(s) by Lender of additional sums (the "Future Advance(s)") which shall be allocated between the Land Loan and the Building Loan by written agreement between the parties at the time such Future Advance(s) are made. The proceeds of the Future Advance(s) shall be used for the acquisition of additional properties that will be added to the Master Ground Lease and the Master Building Lease, as "New Parcels" and "New Improvements", respectively, as defined and provided for therein.

    C. In consideration of the execution and delivery of the Lease Agreements by Lessor to Lessee, and in recognition that the favorable financing terms offered to Lessor by Lender have been passed through to Lessee through the rental terms of the Lease Agreements, all of which are contingent upon the delivery of this Lease Guarantee by Guarantor; and in recognition that (i) as the indirect parent of Lessee, Pier 1; and (ii) as the direct parent of Lessee, CMEI: will receive direct and material benefits from the delivery of the Lease Agreements and the Loan Agreement and the consummation of the transactions contemplated thereby, Guarantor desires to deliver this Lease Guarantee to Lessor.

    NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, Lessor and Guarantor hereby agree as follows:

    1. Guarantee. For value received, and in consideration of Lessor entering into the Lease Agreements with Lessee, Guarantor does hereby unconditionally guarantee the full payment and performance when due, whether at the stated due date, by acceleration or otherwise, of any and all rent, indebtedness, obligations and other amounts of every kind, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to Lessor by Lessee pursuant to the Lease Agreements, including, but without limitation, the payment of Net Rent, Contingent Rent Payments, any other amounts owed to Lessor under the Lease Agreements, and/or the purchase price for the respective properties covered thereby in the event the Lessee exercises any purchase options and/or is required to purchase the premises covered thereby under any of the Lease Agreements, including, without limitation, any attorneys fees, court costs, or other enforcement costs of any kind or nature, including those incurred during pre-trial, trial or appellate levels (all such indebtedness and obligations, including those with respect to the Additional Properties when added to the coverage of the Lease Agreements, being hereinafter collectively called the "Obligations"). Pier 1, as the indirect parent corporation of Lessee, and CMEI, as the direct parent corporation of Lessee, jointly and severally hereby agree that upon any default by Lessee in the payment or performance of any of the Obligations when and as due, Guarantor will forthwith pay and/or perform the same immediately upon demand and without notice.

    Guarantor acknowledges that at such time(s) as Additional Properties are added to the Lease Agreements, each and every payment and performance obligation (including increased rent) of Lessor under the Lease Agreements is automatically guaranteed hereunder without the need of any confirmation and without any notice to Guarantor. Upon request by Lender, Guarantor agrees to confirm by supplement this Guarantee with respect to the Additional Properties. Such a supplement would be executed by Guarantor and would contain a reaffirmation of representations and warranties contained herein and a confirmation that this Guarantee covers the Additional Properties as if such Additional Properties had been included as of the date hereof. A supplement, however, is not required for this Guarantee to cover each of the Lease Agreements including those applicable to the Additional Properties when such Additional Properties become subject to the respective Lease Agreements.

    2. Guarantee Continuing, Absolute, Unlimited. This Guarantee is a continuing, absolute and unlimited guarantee of payment and performance as primary obligor and not as surety. This Guarantee shall apply to all Obligations pursuant to the Lease Agreements, including those applicable to the Additional Properties when such Additional Properties become subject to the respective Lease Agreements, without limitation as to either amount or period of time. The Obligations shall be conclusively presumed to have been created in reliance on this Guarantee. Lessor shall not be required to proceed first against Lessee or any other person, firm or corporation or against any property securing any of the Obligations before resorting to Guarantor for payment. This Guarantee shall be construed as a guarantee of payment and performance without regard to the validity, regularity, or enforceability of any of the Obligations or the rejection of the Lease Agreements in bankruptcy, and notwithstanding any claim, defense (other than payment by Guarantor) or right of set-off which Lessee or Guarantor may have against Lessor, including any such claim, defense or right of set-off based on any present or future law or order of any government (de jure or de facto), or of any agency thereof or court of law purporting to reduce, amend or otherwise affect any obligations of Lessee, or any other obligor, or to vary any terms of payments, and without regard to any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment to Lessor of the Obligations or any part thereof is rescinded or must otherwise be returned by Lessor upon the insolvency, bankruptcy or reorganization of Lessee, or otherwise, as though such payment to Lessor had not been made.

    3. Definitions. Unless otherwise indicated, capitalized terms used herein and not defined below shall have the respective meanings given to them in the Lease Agreements. In addition to the definitions provided in the Lease Agreements, the following words and terms shall have the meanings indicated below:

    "Affiliate" of any designated Person means any Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other, or holds or beneficially owns five percent (5%) or more of any class of voting securities of the other. For this purpose, "control" means the power, direct or indirect, of one Person to direct or cause direction of the management and policies of another, whether by contract, through voting securities or otherwise. Notwithstanding the foregoing, no Person shall be deemed to be an Affiliate of another solely by reason of such Person's being a participant in a joint operating group or joint undivided ownership group.

    "Auditors" shall mean Price Waterhouse & Co., or other independent certified public accountants selected by Guarantor and reasonably acceptable to Lessor.

    "Capitalized Lease Obligation" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of Pier 1 or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

    "Cash Equivalents" shall mean (i) obligations of the United States government due within one (1) year, (ii) certificates of deposit (including Eurodollar deposits) and bankers' acceptances (from commercial banks having capital resources in excess of $100,000,000) due within one year and payable in U.S. dollars, (iii) commercial paper rated P-1 by Moody's Investors Service, Inc. ("Moody's") or A-1 by Standard & Poor's Corporation ("Standard and Poor's") and (iv) debt of any U.S. state or political subdivision thereof that is rated A or better by Moody's or Standard & Poor's and that matures within one (1) year.

    "Cash Flow Available for Fixed Charges" shall mean the sum of Consolidated Net Income plus depreciation and amortization plus interest expense plus taxes plus operating lease expense, as determined in accordance with GAAP, less Maintenance Capital Expenditures for Pier 1 on a Consolidated basis.

    "Code" shall have the same meaning given that term in Section 6(i) hereof.

    "Consolidated" shall mean the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc., refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

    "Consolidated Current Assets" shall mean the current assets of Pier 1 and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP.

    "Consolidated Current Liabilities" shall mean the current liabilities of Pier 1 and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP.

    "Consolidated Net Income" shall mean (i) for purposes of calculating Cash Flow Available for Fixed Charges, Consolidated gross revenues of Pier 1 less all operating and non-operating expenses of Pier 1, including all write-downs of assets and other charges of a proper character (including, without limitation, current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains or losses arising from the acquisition of outstanding debt securities of Pier 1 or any Subsidiary, any gains resulting from the write-up of assets, any equity of Pier 1 or any Subsidiary in the undistributed earnings of any Person which is not a Subsidiary, or any portion of the net income of any Subsidiary which for any reason is unavailable for payment of dividends to Pier 1 or to another Subsidiary, or any earnings of any Person acquired by Pier 1 or any Subsidiary through purchase, merger, consolidation or otherwise for any year prior to the year of acquisition, merger or consolidation, or any deferred credits representing the excess of any equity in any Subsidiary at the date of acquisition over the cost of investment in such Subsidiary, all determined in accordance with GAAP, and (ii) for all other purposes, net income of Pier 1 and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP.

    "Consolidated Net Tangible Assets" shall mean all assets of Pier 1 and its Subsidiaries less Intangible Assets, Consolidated Current Liabilities, long term liabilities (other than Funded Debt and Capitalized Lease Obligations) and all deferrals of Pier 1 and its Subsidiaries.

    "Consolidated Tangible Assets" shall mean all assets of Pier 1 and its Subsidiaries less Intangible Assets.

    "Consolidated Tangible Net Worth" shall mean the sum of the Consolidated capital, surplus and retained earnings of Pier 1 less Intangible Assets of Pier 1, determined in accordance with GAAP.

    "Debt" shall mean with respect to any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as Capitalized Lease Obligations in respect of which such Person is liable as lessee, and (iii) any other indebtedness required to be recorded on the Consolidated financial statements of such Person in accordance with GAAP. Any changes in GAAP requiring operating leases to be included as indebtedness in the Consolidated financial statements of Pier 1 will be effective, for purposes of determining Debt hereunder, only for leases entered into or renewed after the date of the required implementation of such changes in GAAP.

    "Default" shall mean the occurrence of any event which, with the lapse of time, notice or otherwise, would constitute an event specified under Section 14(a) of this Guarantee.

    "ERISA" shall have the meaning given in Section 6(j).

    "FDIC" shall mean the Federal Deposit Insurance Corporation (or any successor).

    "Fixed Charges" shall mean, for Pier 1 and its Subsidiaries on a consolidated basis, calculated for the preceding 12 calendar month period, the sum of interest expense and payments under operating leases, determined in accordance with GAAP.

    "Funded Debt" shall mean, for Pier 1 on a Consolidated basis, Debt (including Guaranteed Debt and current maturities of Funded Debt, as defined herein) which (i) matures more than one (1) year from the date of determination or matures within one (1) year from such date that is renewable or extendable, at the option of the debtor, to a date more than one (1) year from such date, or (ii) arises under a revolving credit or similar agreement which obligates the lender or lenders to extend credit during a period of more than one (1) year from such date; provided, however, that merchandise letters of credit and bankers' acceptance and similar credit instruments shall not be deemed to be Funded Debt unless they have a stated maturity of more than one (1) year, notwithstanding that the debtor may have the option to renew or extend such maturity.

    "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis, as set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as the Lessor may approve, which are applicable as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period. Unless otherwise indicated herein, all accounting terms shall be defined according to GAAP.

    "Guarantee" shall mean this Lease Guarantee and all amendments, modification, substitutions and ratification hereto.

    "Guaranteed Debt" shall mean, with respect to any Person, without duplication, any Debt of another Person referred to in clause (i), (ii) or
(iii) of the definition of "Debt" guaranteed directly or indirectly in any manner by such Person or in effect guaranteed directly or indirectly in any manner by such Person.

    "Guarantor" shall mean each of CMEI and Pier 1.

    "Intangible Assets" shall mean goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as intangible assets in accordance with GAAP, but in no event shall Intangible Assets include (i) current prepaid expenses of Pier 1 or its Subsidiaries or (ii) receivables of any kind of Pier 1 or its Subsidiaries.

    "Investment" shall mean any direct or indirect purchase or other acquisition of, or a beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to or investment in any other Person, including without limitation the incurrence or sufferance of Debt or accounts receivable of any other Person which are not current assets or do not arise from sales to that other Person in the ordinary course of business.

    "Law" shall mean all statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Tribunal.

    "Lease Agreements" shall have the meaning given in Recital A hereof.

    "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including without limitation, any agreement to give or not to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction.

    "Litigation" shall mean any proceeding, claim, lawsuit, arbitration and/or investigation conducted or threatened by or before any tribunal, including, without limitation, proceedings, claims, lawsuits and/or investigations under or pursuant to any environmental, occupational safety and health, antitrust, unfair competition, securities, Tax or other Law, or under or pursuant to any contract, agreement or other instrument; provided, however, that Litigation shall not include any of the foregoing that is covered by adequate insurance.

    "Maintenance Capital Expenditures" shall mean for any fiscal quarter, an amount equal to the greater of (i) one-fourth (1/4) of the product of $4,500 times the average number of retail stores of Pier 1 and its Subsidiaries on a consolidated basis open during the four immediately preceding fiscal quarters and (ii) actual capital expenditures incurred by Pier 1 and its Subsidiaries on a consolidated basis during such fiscal quarter for the maintenance and improvement of its retail stores (other than capital expenditures incurred in connection with new store openings).

    "Material Adverse Effect" shall mean any act, circumstance or event that
(i) causes a Default (as hereinafter defined), or (ii) otherwise might be material and adverse to the financial condition or business operations of Pier 1 and its Subsidiaries on a consolidated basis, or (iii) could materially adversely affect the ability of Pier 1 to perform under this Guarantee.

    "Net Earnings Available for Fixed Charges" shall mean, for Pier 1 and its Subsidiaries on a consolidated basis, calculated for the preceding 12 calendar month period, the sum of net income determined in accordance with GAAP, plus taxes, plus interest expense, plus operating lease expense determined in accordance with GAAP, plus depreciation and amortization, and minus Maintenance Capital Expenditures determined in accordance with GAAP.

    "Net Income" or "net income" shall mean the net income of the applicable Person or Persons before minority interests as determined in accordance with GAAP.

    "Officer's Certificate" shall mean a certificate signed in the name of Guarantor by its Chief Executive Officer, President, one of its Executive Vice Presidents, its Chief Financial Officer or its Controller.

    "PBGC" shall have the meaning given in Section 6(j) hereof.

    "Person" shall mean and include an individual, partnership, joint venture, corporation, trust, Tribunal, unincorporated organization or government, or any department, agency or political subdivision thereof.

    "Plan" shall have the meaning given in Section 6(j) hereof.

    "Property" shall mean all types of real, personal, tangible, intangible or mixed property.

    "Restricted Investments" shall mean any investments in or loans and advances to, other Persons except (i) obligations of the United States government due within one (1) year, (ii) certificates of deposit (including Eurodollar deposits) and bankers' acceptances (from commercial banks having capital resources in excess of $100 million) due within one (1) year and payable in U.S. dollars, (iii) commercial paper rated P-1 by Moody's or A-1 by Standard & Poor's, (iv) debt of any state or political subdivision that is rated A or better by Moody's or Standard & Poor's and that matures within one
(1) year, (v) obligations or securities of a Subsidiary or a corporation which immediately after such purchase or acquisition will be a Subsidiary,
(vi) stock or securities received in settlement of debts owing to Guarantor or any Subsidiary not exceeding $5,000,000.00, including receivables arising from the sale of goods and services in the ordinary course of business of Guarantor and its Subsidiaries, (vii) travel or like advances to officers and/or employees in the ordinary course of business and loans to officers and/or employees made on or before May 24, 1991 for the purchase of capital stock of Pier 1 (including the capitalization of up to one-half of the accrued interest on such loans to officers and/or employees), with all such travel or like advances and loans not exceeding $10,000,000.00 in the aggregate, (viii) any stock or securities of Sunbelt owned on the date hereof and (ix) any loans made or deemed to be made by Pier 1 to Sunbelt solely as a result of Pier 1's payment of the Guaranteed Debt of Sunbelt guaranteed by Pier 1, pursuant to the terms of the Sunbelt Debt Guarantee.

    "Restricted Payment" shall have the meaning given in Section 8(c) hereof.


    "Restrictive Agreement" shall mean any written agreement of Pier 1 delivered to the Lessor in connection with this Guarantee.

    "Secured Debt" shall mean all indebtedness for borrowed money including indebtedness evidenced by a bond, debenture, note or similar document, which is secured by a lien on any assets of Pier 1 or any Subsidiary or any shares of stock or Debt of any Subsidiary.

    "Senior Funded Debt" shall mean the Notes and Funded Debt which by its terms is not subordinated in right of payment to the Notes. For the purposes of this definition of Senior Funded Debt, the term "Notes" shall have the meaning ascribed to that term in that certain Note Purchase Agreement dated as of May 24, 1991 executed by and between Pier 1 and Teachers Insurance Annuity Association of America as amended from time to time.

    "Short Term Debt" means, for Pier 1, Consolidated Debt (including Guaranteed Debt) which matures within one (1) year from the date of determination thereof. Short Term Debt shall not include current maturities of Funded Debt.

    "Subsequent Holder" shall mean each or any Person which is a direct or indirect transferee of any of the rights, interests and/or benefits of Lessor under this Guarantee.

    "Subsidiary" shall mean, as to any particular parent corporation, any corporation in a related line of business of which more than fifty percent (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which themselves have more than fifty percent (by number of votes) of their Voting Stock owned by such parent corporation. As used herein, the term "Subsidiary" shall also mean any "subsidiary" of Pier 1.

    "Sunbelt" shall mean Sunbelt Nursery Group, Inc., a Delaware corporation.

    "Taxes " shall mean all taxes, assessments, fees or other charges at any time imposed by any Laws or Tribunal.

    "Tribunal " shall mean any municipal, state, commonwealth, federal, foreign, territorial or other court, governmental body, subdivision, agency, department, commission, board or bureau or instrumentality.

    "Trigger Event " means either (i) an Environmental Event (as defined in the Lease Agreements) or (ii) any failure by Pier 1 at any applicable time to satisfy each of the financial test requirements set forth in Section 8 of this Guarantee.

    "Voting Stock" shall mean, with respect to any Subsidiary, any shares of any class of stock of such Subsidiary having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such Subsidiary irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

    4. Guarantee Not Affected by Change in Security or Other Actions. Lessor may, from time to time, without the consent of or notice to Guarantor, take any or all of the following actions without impairing or affecting Guarantor's obligations under this Guarantee or releasing or exonerating Guarantor from any of its liabilities hereunder:

    (a) retain or obtain a security interest in any property to secure any of the Obligations or any obligation hereunder;

    (b) retain or obtain the primary or secondary liability of any party or parties, in addition to the undersigned corporation, with respect to any of the Obligations;

    (c) extend the time or change the manner, place or terms of payment of, or renew or amend the Lease Agreements, any note or other instrument executed in connection with or evidencing the Obligations or any part thereof, or amend in any manner any agreement relating thereto, or include the New Parcels or the New Improvements in the coverage of the Master Ground Lease or of the Master Building Lease, respectively as defined and provided for therein;

    (d) release or compromise, in whole or in part, or accept full or partial payment for, any of the Obligations hereby guaranteed, or any liability of any nature of any other party or parties with respect to the Obligations or any security therefor;

    (e) subordinate the payment of all or any part of the Obligations to the payment of any liability of Lessee to creditors of Lessee other than Lessor or Guarantor;

    (f) enforce Lessor's security interest, if any, in all or any properties securing any of the Obligations or any obligations hereunder in order to obtain full or partial payment of the Obligations then outstanding;

    (g) release or fail to perfect, protect, or enforce Lessor's security interest, if any, in all or any properties securing any of the Obligations or any obligation hereunder, or permit any substitution or exchange for any such property; and

    (h) take or fail to take any other action of whatever kind or character with respect to the Obligations, the Lease Agreements or any other document or instrument, it being the intention of Guarantor that it shall remain liable as primary obligor for the Obligations notwithstanding any act, omission or thing which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of any guarantor.

    5.      Waivers.  Guarantor hereby expressly waives:

        (a)  notice of acceptance of this Guarantee;

        (b) notice of the existence or incurrence of any or all of the Obligations;

        (c) presentment, demand, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest, and all other notices whatsoever;

        (d) any requirement that proceedings first be instituted by Lessor against Lessee;

        (e) all diligence in collection or protection of or realization upon the Obligations or any part thereof, or any obligation hereunder, or any collateral for any of the foregoing;

        (f) any rights or defenses based on Lessor's election of remedies, including any defense to Lessor's action to recover any deficiency after a non-judicial sale;

        (g) the occurrence of every other condition precedent to which Guarantor might otherwise be entitled; and

        (h)  any right to require Lessor to marshal assets.

    6. Representations and Warranties of Guarantor. Guarantor represents and warrants to Lessor that:

    (a) (i) Pier 1 has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and CMEI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia (ii) Guarantor has full corporate power and authority to own and operate its properties and to conduct its business as presently conducted, and full corporate power, authority and legal right to execute, deliver and perform its obligations under this Guarantee and any consent executed in connection herewith, and
(iii) is duly qualified to do business as a foreign corporation in good standing in each jurisdiction, including, without limitation, the State of Texas, in which its ownership or leasing of properties or the conduct of its business requires such qualification and where non-qualification, singularly or in the aggregate, would materially adversely affect the financial condition or creditworthiness of Guarantor, or would impair the ability of Guarantor to perform its obligations under this Guarantee, (iii) (A) all of the issued and outstanding voting stock of Lessee is owned by CMEI and (B) all of the issued and outstanding voting stock of CMEI is owned by Pier 1; free and clear from all liens, security interests, charges and encumbrances whatsoever.

    (b) This Guarantee has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding obligation of Guarantor, enforceable according to its terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or other Laws or principles of equity affecting the enforcement of creditors' rights generally).

    (c) The execution, delivery and performance by Guarantor of this Guarantee will not result in any violation of any term of the certificate of incorporation or the by-laws of Guarantor, do not require stockholder approval or the approval or consent of any trustee or holders of Debt of Guarantor except such as have been obtained prior to the date hereof, and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien upon, any property or assets of Guarantor under, any indenture, mortgage or other agreement or instrument to which Guarantor is a party or by which it or any of its property is bound where breach or default, singly or in the aggregate, could materially adversely affect the financial condition or creditworthiness of Guarantor, or any existing applicable law, rule, regulation, license, judgment, order or decree of any government, governmental body or court having jurisdiction over Guarantor or any of its activities or properties.

    (d) There are no consents, licenses, orders, authorizations or approvals of, or notices to or registrations with any governmental or public body or authority which are required in connection with the valid execution, delivery and performance of, this Guarantee by Guarantor that have not been obtained or made, and any such consents, licenses, orders, authorizations, approvals, notices and registrations that have been obtained or made are in full force and effect.

    (e) Except as disclosed in writing to Lessor by Guarantor concurrently herewith, there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other Tribunal now pending or, to the best knowledge of Guarantor after due inquiry, threatened against or affecting Guarantor or any property or rights of Guarantor as to which there is a significant possibility of an adverse determination, and which if adversely determined, may have a Material Adverse Effect on the financial condition or business of Guarantor or which, if adversely determined could materially impair the ability of Guarantor to perform its obligations under this Guarantee, and there is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other Tribunal now pending or, to the best knowledge of Guarantor after due inquiry, threatened which questions or would question the validity of this Guarantee with respect to Guarantor.

    (f) Guarantor is not in default under or with respect to any agreement or other instrument to which it is a party or by which it or its assets may be bound which would have a Material Adverse Effect on the financial condition of Guarantor or the ability of Guarantor to perform its obligations under this Guarantee. Guarantor is not subject to or in default under any order, award or decree of any court, arbitrator, or other governmental authority binding upon or affecting it or by which any of its assets may be bound or affected which would have a Material Adverse Effect on the ability of Guarantor to carry on its business as presently conducted or to perform its obligations under this Guarantee.

    (g) Guarantor has filed or caused to be filed all tax returns which to the knowledge of Guarantor are required to be filed, and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it, except for (i) returns which have been appropriately extended and
(ii) Taxes, fees, assessments or other charges, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Guarantor.

    (h) Pier 1 and each of its Subsidiaries are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder insofar as ERISA, the Code and such rules and regulations relate to any employee benefit plan as defined in
Section 3(3) of ERISA. No employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained by Pier 1 or any of its Subsidiaries for its employees and covered by ERISA (a Plan) had an accumulated funding deficiency, within the meaning of said term under Section 302 of ERISA, as of the last day of the most recent fiscal year of such plan, and neither Pier 1 nor any of its Subsidiaries has incurred with respect to any Plan any liability to the Pension Benefit Guaranty Corporation ("PBGC") which is material to the consolidated financial condition of Pier 1 or any of its Subsidiaries. For the purpose of this paragraph, the term Subsidiary shall include a Controlled Group of Corporations as that term is defined in Section 1563 of the Code or Section 4.001 of ERISA.

    (i) The consolidated balance sheets of Pier 1 and its Subsidiaries as of February 29, 1992 and the related consolidated statements of income and retained earnings of Pier 1 and its Subsidiaries for the fiscal year then ended, reported on by its Auditors, and the consolidated balance sheets of Pier 1 and its Subsidiaries for the six month period ending August 29, 1992 and related consolidated statements of income and retained earnings of Pier 1 and its Subsidiaries for the period then ended fairly present the consolidated financial Condition and the results of operations of Pier 1 and its Subsidiaries for the periods ending on such date all in accordance with GAAP, and since the dates thereof there has been no material adverse change in such condition or operations.

    7. Affirmative Covenants. Pier 1 covenants and agrees that, so long as any part of the Obligations shall remain unpaid or Lessee shall have any commitment or obligation under the Lease Agreements, including, with respect to the Additional Properties, Pier 1 will, unless Lessor shall otherwise consent in writing:

    (a) Financial Statements. Deliver to the Lessor or any Subsequent Holder, as appropriate, in duplicate:

    (i) Quarterly Statements: as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, a Consolidated statement of operations, a Consolidated statement of changes in financial position of Pier 1, and a Consolidated balance sheet of Pier 1 as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared by an authorized financial officer of Pier 1;

    (ii) Annual Statements: as soon as practicable and in any event within 100 days after the end of each fiscal year, a Consolidated statement of operations, and a Consolidated statement of changes in financial position of Pier 1 for such year, and a Consolidated balance sheet of Pier 1 as at the end of such year, setting forth in each case in comparative form corresponding Consolidated figures from the preceding year, all in reasonable detail and satisfactory in scope to the Lessor or any Subsequent Holder, together with an opinion by the Auditors, whose opinion shall (a) state that such financial statements have been prepared in accordance with GAAP and fairly present the Consolidated financial position of Pier 1 as of the date thereof and the Consolidated results of their operations for the period thereof, (b) state that their audit examination has included a review of the terms of the Lease Agreements and this Guarantee as they relate to accounting matters, and (c) state whether, in the course of their audit examination, they obtained knowledge (and state whether they have knowledge of the existence as of the date of such written statement) of any condition or event which constitutes a Default or Event of Default, and if so, specifying the nature and period of existence thereof (notwithstanding the foregoing, the opinion of the Auditors need not contain the statements otherwise required by clauses (b) and (c) of this subparagraph (ii) so long as Pier 1 is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended);

    (iii) SEC and Other Reports: promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public security holders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

    (iv) Audit Reports: promptly upon receipt thereof, a copy of each other report submitted to Pier 1 or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of Pier 1 or any Subsidiary (other than any "management letters" delivered to Guarantor by such accountants, which management letters shall only be delivered to the Lessor or any Subsequent Holder upon such Person's prior request);

    (v) Other Notices: promptly upon the occurrence thereof, notice of any of the following: (a) any condition or event which constitutes a Default, Event of Default or Trigger Event, specifying the nature and period of existence thereof, (b) that any Person has given any notice to Guarantor with respect to a claimed Default or Event of Default, or (c) that any Person has given any notice to Pier 1 or any Subsidiary or taken any other action with respect to a claimed default or event of default with respect to any other indebtedness which in the aggregate exceeds the sum of $5,000,000 and, with respect to any of such events specified in subdivisions (a), (b) or (c) above of this clause (v), what action Pier 1 or such Subsidiary has taken, is taking or proposes to take;

    (vi) ERISA Events: promptly upon any officer of Guarantor obtaining knowledge of the occurrence thereof, notice of the occurrence of any (a) "reportable event", as such term is defined in section 4043 of ERISA, or (b) "prohibited transaction", as such term is defined in section 4975 of the Code, in connection with any Plan or any trust created thereunder, specifying the nature thereof, what action Pier 1 or its Subsidiary has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto; provided that with respect to the occurrence of any "reportable event" as to which the PBGC has waived the 30-day reporting requirement, such written notice need be given only at such time as notice is given to the PBGC; and

    (vii) Requested Information: with reasonable promptness, such other financial data or other data or information related to the business or operations of Pier 1 or its Subsidiaries as the Lessor or any Subsequent Holder may reasonably request. The Lessor agrees that the Lessor will not intentionally disclose any information given to the Lessor by Pier 1 or any of its Subsidiaries which is either propriety or confidential and which is prominently marked as such, provided, however, that this restriction shall not apply to information which has at the time in question entered the public domain, nor will this restriction prohibit the Lessor from disclosing such information (a) as is required to be disclosed by Law or by any order, rule or regulation (whether valid or invalid) of any Tribunal, (b) to the Lessor's or any Subsequent Holder's auditors, attorneys or agents, or (c) to purchasers or prospective purchasers of interests in the Obligations.

Together with each delivery of financial statements required by clause (i) above, Pier 1 will deliver to the Lessor or any Subsequent Holder an Officer's Certificate demonstrating (with computations in reasonable detail where applicable) compliance by Pier 1 and its Subsidiaries with the provisions of Sections 8(a), 8(b), 8(c), 8(d)(i)(g), 8(d)(ii), 8(d)(iii), 8(d)(iv), 8(d)(v), 8(d)(vi) and 8(d)(vii) and stating that there exists no Event of Default or Default with respect thereto, or, if any such Event of Default or Default exists under or with respect to such covenants, specifying the nature and period of existence thereof and what action Pier 1 proposes to take with respect thereto. By delivery of such Officer's Certificate, the officer executing such certificate represents and warrants that the statements made therein are based upon the level of investigation normally and customarily taken by Treasurers or Chief Financial Officers of similarly situated corporations of established reputation in performing their regular duties. In the event that a change(s) in GAAP related to the accounting for leases requires Pier 1 to use accounting principles for purposes of determinations or computations under this Guarantee different than Pier 1 uses in its quarterly and annual financial statements, Pier 1 will, together with the delivery of financial statements required by clause (ii) above with respect to the fiscal year in which such change(s) in GAAP became applicable, deliver to the Lessor or any Subsequent Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof.

    (b) Payment and Performance; Maintain Books and Reserves. Duly and punctually pay and perform all of its covenants, agreements, debts, duties and obligations in accordance with its terms. Guarantor will, and will cause each of its Subsidiaries to, keep proper books of record and account and set aside appropriate reserves, all in accordance with GAAP.

    (c) Inspection of Property. Permit any Person designated by the Lessor or any Subsequent Holder, at the Lessor's or such Subsequent Holder's expense and with reasonable notice to Guarantor, to visit and inspect any of the properties of Guarantor and its Subsidiaries, to examine the corporate books and financial records of Guarantor and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any such corporations with officers and employees of Guarantor and its Auditors, all at such reasonable times and as often as the Lessor or such Subsequent Holder may reasonably request. The Lessor agrees that the Lessor will keep confidential any proprietary or confidential information given to the Lessor by Guarantor or its Subsidiaries upon the same terms and conditions as agreed to with respect to information the Lessor has obtained pursuant to Section 7(a)(vii) hereof.

    (d) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all Laws applicable to its business, such compliance to include, without limitation, paying before the same become delinquent all Taxes imposed upon it or upon its property, except to the extent contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and provided that Guarantor or its Subsidiary, as the case may be, retains good and marketable title to and the right to the use and enjoyment of its properties or other assets which may be affected by any such contest. Guarantor will timely pay, and will cause its Subsidiaries to timely pay, all payments due for labor, services and materials rendered or furnished in the ordinary course of business which are secured by inchoate statutory Liens, except to the extent contested in good faith by appropriate proceedings, and provided that Guarantor or its Subsidiary, as the case may be, retains good and marketable title to and the right to the use and enjoyment of its properties or other assets which may be affected by any such contest. Guarantor will promptly notify the Lessor or any Subsequent Holder if Guarantor receives any notice, claim or demand from any governmental agency which alleges that Guarantor is in violation of any Laws or has failed to comply with any order issued pursuant to any federal, state or local statute regulating its operation and business, the result of which may have a Material Adverse Effect.

    (e) Maintenance of Existence and Qualifications. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its corporate existence and its rights and franchises in full force and effect and obtain and maintain, and cause each of its Subsidiaries to obtain and maintain, all permits and licenses necessary to the proper conduct of its business, including without limitation qualifying to do business as a foreign corporation in all states or jurisdictions where required by applicable Law. Notwithstanding the foregoing, this Section 7(e) shall not prohibit any transaction expressly permitted by Sections 8(d)(vi) and 8(d)(vii) of this Guarantee.

    (f) Maintenance of Properties: Insurance. Maintain, preserve, protect, and keep, and cause each of its Subsidiaries to maintain, preserve, protect and keep, all property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make any repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times. Guarantor will, and will cause each of its Subsidiaries to, carry and maintain in full force and effect at all times with financially sound and reputable insurers (or, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) insurance in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated, and Guarantor and its Subsidiaries shall maintain self-insurance only to the extent that a prudent corporation of established reputation engaged in the same or similar businesses and similarly situated would rely upon self-insurance.

    (g) Primary Business. Continue to conduct, and cause each of the Subsidiaries to continue to conduct, substantially all of their operations in the same primary businesses as those in which they currently operate (i.e., developing, owning and operating, in the United States and Canada and in territories of the United States and Canada, (i) specialty retail stores offering primarily imported decorative home furnishings, accessories and other specialty items for the home and casual clothing and fashion accessories and (ii) specialty retail stores offering primarily nursery and garden products).

    (h) Transactions with Affiliates. Conduct and cause each Subsidiary to conduct all of their respective transactions with any Affiliate on an arm's length basis and pursuant to the reasonable requirements of Guarantor's and/or such Subsidiary's business. In addition, Guarantor's Board of Directors shall approve, pursuant to Delaware law and evidenced by a resolution approved by the requisite number of such directors: (i) any individual transaction between an Affiliate of Guarantor and Guarantor or any Subsidiary for more than $1,000,000; and (ii) any such transactions involving Guarantor and its Subsidiaries which in the aggregate exceed $10,000,000 for any fiscal year of Guarantor.

    (i) Further Assurances. Upon request of the Lessor, promptly cure any defects in the creation, issuance, execution and delivery of this Guarantee or in the Reimbursement Agreement. Each Guarantor, at its expense, will further promptly execute and deliver to the Lessor upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Guarantor hereunder, or to further evidence and more fully describe the obligations of such Guarantor for the Obligations as primary obligor, or to correct any omissions herein, or to more fully state the obligations set out herein.

    (j) Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance policies with respect to its Property and business in such amounts and against such casualties and contingencies as is customary in its industry or as may otherwise be required by the terms of any agreement applicable thereto.

    8. Negative Covenants. Guarantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid or Lessee shall have any commitment or obligation under the Lease Agreements, including any commitment or obligation with respect to the Additional Properties, it will not, and will not permit any Subsidiary to (other than with respect to the requirements hereof which are expressly applicable only to Pier 1 on a consolidated basis), unless Lessor and Lender otherwise consent in writing:

    (a) Current Ratio. Permit the ratio of Pier 1's Consolidated Current Assets to its Consolidated Current Liabilities at any time to be less than 2.0:1.

    (b) Consolidated Tangible Net Worth. Permit Pier 1's Consolidated Tangible Net Worth at any time to be less than an amount equal to the sum of
(i) $160,000,000 plus (ii) 50% of the aggregate Consolidated Net Income of Guarantor for the period commencing on February 29, 1992 (without deduction for any net loss in any fiscal year ending after February 29, 1992) and terminating at the end of the last fiscal quarter preceding the date of any determination of Consolidated Tangible Net Worth.

    (c) Limitation on Dividends, Acquisition of Stock and Restricted Investments. Declare any dividend on any class of its stock (other than stock dividends) or any other distribution on account of any class of its stock (other than dividends or distributions payable solely in shares of its stock) which is payable more than 60 days after the date such declaration is made, unless, at the time of such declaration, such dividend complied with this Section 8(c). Guarantor covenants that it will not, and will not permit any of its Subsidiaries to, pay or declare any dividend on any class of its stock (other than stock dividends) or make any other distribution on account of any class of its stock (other than dividends or distributions payable solely in shares of its stock), or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock, or make any Restricted Investments (all of the foregoing being herein called "Restricted Payments") if the aggregate amount of all such Restricted Payments, from and after February 29, 1992, shall exceed the sum of (i) 50% of the aggregate Consolidated Net Income of Guarantor for the period (taken as one accounting period) commencing on February 29, 1992 and terminating at the end of the last fiscal quarter preceding the date of such Restricted Payment (provided, however, that in the case of any deficit in Consolidated Net Income in any financial reporting period occurring either fully or partly within such period, 100% of the amount of such deficit shall be subtracted from the amount described in clause (i) above) plus (ii) the aggregate net cash proceeds received from the issuance or sale, after February 29, 1992, of capital stock of Guarantor, (provided, however, that for purposes of clause
(ii), such net cash proceeds shall be considered only for a period of one calendar year commencing on the date such proceeds are received by Guarantor) plus (iii) $10,000,000. Notwithstanding the foregoing, no Restricted Payment shall be made unless, after giving effect thereto, no event of default shall have occurred and be continuing. There shall not be included in the limitation upon Restricted Payments (a) any dividends paid by any Subsidiary of Guarantor to its corporate parent which is also a Subsidiary of Guarantor or (b) to Guarantor.

    (d) Lien, Debt and Other Restrictions. Guarantor covenants that it will not, and will not permit any Subsidiary to:

    (i) Liens. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, without equally and ratably securing the Obligations, except, without double-counting,

    (a) Liens for Taxes not yet due and delinquent or which are being actively contested in good faith by appropriate proceedings, provided that the existence of such Liens does not affect Guarantor's or its Subsidiaries good and marketable title to or use or enjoyment of the property or assets burdened by such Liens,

    (b) other Liens arising in the ordinary course of its business or the ownership of its property and assets (including easements and similar encumbrances) which were not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or assets, and which do not in the aggregate materially interfere with the operation of its business and will not cause a Material Adverse Effect,

    (c) any Lien existing on any property of any corporation at the time it becomes a Subsidiary, provided that (a) any such Lien shall not encumber any other property of Guarantor or such Subsidiary, and (b) the aggregate amount of Debt secured by such Lien shall not at any time exceed 75% of the fair market value of such property,

    (d) any Lien on any property acquired, constructed or improved by Guarantor or a Subsidiary after the date hereof and created contemporaneously with or within 12 months of such acquisition, completion of construction or improvement to secure Debt assumed or incurred to finance up to 75 % of the purchase price or cost of construction or improvement of such property, but such Lien shall cover only the property so acquired or constructed and any improvements thereto,

    (e) Liens existing on the date hereof and disclosed to the Lessor in the most recent financial statements described in clause 6(g) hereof,

    (f) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed and such Liens are contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and provided further that the existence of such Liens does not affect Guarantor's or its Subsidiaries' title to or use or enjoyment of the property or assets burdened by such Liens,

    (g) any Lien described in clauses (c), (d) or (e) above resulting from renewing, extending or refunding outstanding Secured Debt provided that the principal amount of the Secured Debt secured thereby is not increased and the Lien is not extended to any other property, and

    (h) any other Liens incurred in connection with the borrowing of money or any other Liens, provided that immediately thereafter the aggregate amount of Debt secured by Liens incurred pursuant to this clause (h) at any time does not at any time exceed five percent (5. 0 %) of Consolidated Net Tangible Assets.

    (ii) Funded Debt. Other than for the Guaranteed Debt by Pier 1 of Sunbelt's Debt to (1) Standard Chartered Bank for a $5,000,000 line of credit and (ii) Texas Commerce Bank, National Association for a $5,000,000 line of credit (the "Sunbelt Debt Guarantee"), create, incur, assume or suffer to come into existence any additional Funded Debt unless after giving effect thereto (i) Senior Funded Debt is less than 50 % of Consolidated Net Tangible Assets and (ii) all Funded Debt in the aggregate is less than 60% of Consolidated Net Tangible Assets. With respect to Subsidiaries which are not Guarantors, create, incur, assume or suffer to come into existence any additional Funded Debt by such Subsidiaries unless after giving effect thereto all Funded Debt by such Subsidiaries in the aggregate is less than 70% of Consolidated Net Tangible Assets of such Subsidiaries; provided however, that as used in this paragraph 8(d)(ii), (A) prior to demand being made upon Pier 1 to pay its obligations under the Sunbelt Debt Guarantee, the term Funded Debt (individually and as used in the definition of Senior Funded
Debt) shall only include the Guaranteed Debt of Sunbelt to the extent the aggregate amount of such Guaranteed Debt of Sunbelt exceeds the sum of Sunbelt's cash and Cash Equivalents, and (B) from and after demand being made upon Pier 1 to pay its obligations under the Sunbelt Debt Guarantee, the term Funded Debt (individually and as used in the definition of Senior Funded
Debt) shall include such Guaranteed Debt of Sunbelt.

    (iii) Short-Term Debt. Other than the Guaranteed Debt of Sunbelt's Debt pursuant to the Sunbelt Debt Guarantee, create, incur, assume or suffer to exist any Short-Term Debt, other than any Short-Term Debt which is incurred in the ordinary course of business, provided that there shall be a period of at least 45 consecutive days during each fiscal year in which such Short-Term Debt is paid down to an amount that would have been permitted under Section 8(d)(ii) were such Short-Term Debt to be treated as Funded Debt; provided however, that as used in this paragraph 8(d)(iii), (A) prior to demand being made upon Pier 1 to pay its obligations under the Sunbelt Debt Guarantee, the term Funded Debt (individually and as used in the definition of Short-Term
Debt) shall only include the Guaranteed Debt of Sunbelt to the extent the aggregate amount of such Guaranteed Debt of Sunbelt exceeds the sum of Sunbelt's cash and Cash Equivalents, and (B) from and after demand being made upon Pier 1 to pay its obligations under the Sunbelt Debt Guarantee, the term Funded Debt (individually and as used in the definition of Short-Term Debt) shall include such Guaranteed Debt of Sunbelt.

    (iv) Subsidiaries' Debt. Permit any Subsidiaries to create, incur, assume or suffer to exist any additional Debt unless after giving effect thereto, the aggregate amount of outstanding Debt of Pier 1's Subsidiaries is less than 10% of Consolidated Net Tangible Assets.

    (v) Maintenance of Fixed Charge Coverage. Permit the ratio of Cash Flow Available for Fixed Charges to Fixed Charges, to be determined on the last day of each fiscal quarter for the preceding 12 months, to be less than (a)
1.3 to 1 for each of the fiscal quarters ending during the period from the date of this Guarantee through February 27, 1993, and (b) 1.4 to 1 for each fiscal quarter ending thereafter.

    (vi) Limitation on Sale of Assets. Other than sales in the ordinary course of business, sell or otherwise dispose of in any fiscal year more than 10% of its Consolidated Tangible Assets or sell or otherwise dispose of any of its Consolidated Tangible Assets for less than fair market value.

    (vii) Merger and Consolidation. Merge or consolidate, provided, however, that:

    (a) Guarantor may merge or consolidate with or into any other corporation so long as (A) the successor corporation is a United States entity which expressly assumes the Obligations in writing or Guarantor shall be the continuing or surviving entity, (B) no Default or Event of Default shall have occurred after giving effect to such merger or consolidation, and (C) immediately after giving effect to such merger or consolidation Guarantor could have incurred an additional $1.00 of Funded Debt pursuant to the provisions of Section 8(d)(ii) hereof; and

    (b) any Subsidiary may merge or consolidate with or into any other corporation so long as, upon such merger or consolidation, (A) the successor corporation becomes a Subsidiary of Guarantor, (B) no Default or Event of Default shall have occurred after giving effect to such merger or consolidation, and (C) immediately after giving effect to such merger or consolidation such Subsidiary could have incurred an additional $1.00 of Funded Debt pursuant to the provisions of Section 8(d)(ii) hereof; and

    (c) any Subsidiary may merge or consolidate with or into Guarantor or any other Subsidiary so long as, in any such merger or consolidation involving Guarantor, Guarantor shall be the surviving or continuing corporation.

    (e) Investments. Make or permit any of its Subsidiaries to make any Investment, except (i) purchases of a majority of the outstanding stock of any corporation, (ii) Investments in Pier 1, any of its Subsidiaries, or any Person that is wholly-owned by Pier 1 and/or its Subsidiaries, not to exceed in the aggregate $25,000,000, (iii) Investments in Cash Equivalents or readily marketable securities having a quoted market value, (iv) Investments in Persons to the extent permitted by Section 8(c) hereof, (v) Investments in any partnership, corporation or joint venture the sole purpose of which is to obtain land and improvements used in the ordinary course of business of Pier 1 or any of its Subsidiaries, which Investments under this subsection (v) shall not exceed $75,000,000 in the aggregate, (vi) loans or advances to employees in the ordinary course of business that do not exceed $5,000,000 in the aggregate, and (vii) Investments in Sunbelt capital stock or Investments which are loans made by Pier 1 to Sunbelt as a result of Pier 1's payment of the Guaranteed Debt permitted under Section 8(g) hereof or are intercompany advances, not exceeding $1,000,000.00, made by Pier 1 to Sunbelt in the ordinary course of business, which advances are promptly repaid by Sunbelt.

    (f) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as conducted on the date hereof.

    (g) Guaranteed Debt.Create, assume or suffer to exist, or permit any of its Subsidiaries to create, assume or suffer to exist, any Guaranteed Debt except (i) Guaranteed Debt in existence on the date hereof, (ii) Guaranteed Debt that is secured by assets of the primary obligor having a fair market value at least equal to the amount of such Guaranteed Debt, as determined by an independent qualified appraiser selected by Pier 1 (which appraisal, at the Lessor's reasonable request and at Pier 1's expense, shall be promptly updated, but such request shall not be made more often than once every 12 months), and (iii) Guaranteed Debt by Pier 1 or a Subsidiary on the consolidated balance sheet of Pier 1 and its Subsidiaries; provided, however, that in no event shall the aggregate amount of all consolidated Guaranteed
Debt (other than the Guaranteed Debt described in (iii) above) of Pier 1 and its Subsidiaries exceed the Consolidated Tangible Net Worth.

    (h) Management and Control. Permit any material change in the management or control of Pier 1 or any of its Subsidiaries.

    (i)     Restrictive Agreement.  Violate any provision of any Restrictive
Agreement.

    9. Payments. Each payment by Guarantor to Lessor under this Guarantee shall be made by transferring the amount thereof in immediately available
U.S. funds, without set-off or counterclaim.

    10. Costs and Expenses. Guarantor hereby agrees to pay all reasonable legal and other costs and expenses incurred by Lessor in seeking to protect or enforce any of Lessor's rights or remedies with respect to the Obligations and this Guarantee.

    11. Subrogation.Guarantor shall not be subrogated, in whole or in part, to Lessor's rights or those of any subsequent assignee or transferee of any of the Obligations until all of the Obligations, including those with respect to the Additional Properties, to Lessor and every such subsequent assignee or transferee shall have been paid in full and all obligations and commitments of whatever kind or character of Lessee under the Lease Agreements, including those with respect to the Additional Properties, have been fully discharged and satisfied.

    12. No Waiver, Amendment. No delay on Lessor's part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lessor of any right or remedy shall preclude the other or further exercise thereof or the exercise of any other right or remedy. No amendment or waiver of any provision of this Guarantee nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lessor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        13. Parties; Successors and Assigns. This Guarantee shall inure to the benefit of Lessor and Lessor's successors, assigns and transferees, and shall be binding upon Guarantor and its respective successors and assigns. Guarantor may not delegate any of its duties under this Guarantee without the prior written consent of Lessor or any Person to whom Lessor has assigned this Guarantee. Lessor may assign Lessor's rights and benefits under this Guarantee to any Person, including, without limitation, to any financial institution providing financing to Lessor. Upon any assignment by Lessor of this Guarantee, and upon any subsequent assignment or assignments by Lessor's assignee or future assignees, such assignee or future assignee shall succeed to all of the rights, benefits, remedies and privileges of this Guarantee and shall for all purposes hereof be deemed to be Lessor hereunder to the exclusion of the assigning Lessor. Guarantor agrees to make such disclosures and to take such action and execute such instruments as any such assignee or future assignee may reasonably require to more fully protect, preserve and assure to such assignee or future assignee all of the rights, benefits, remedies and privileges provided hereby. In the event that Lessor or any assignee hereof sells participations in any obligation secured by the Lease Agreements, each such other participant shall have rights, benefits, remedies and privileges to the same extent as are available to Lessor hereunder.

    14.     Acceleration Events.

        (a)      If any one or more of the following events shall occur:

        (i)  If an Event of Default shall occur under any Lease Agreement; or

        (ii) If Guarantor shall fail to pay any part of the Obligations when due; or

        (iii) If any representations or warranties made by Guarantor herein shall be false or misleading in any material respect on the date which made; or

        (iv) The Guarantor shall default in the due performance or observance of any other material term or any covenant set forth in the Guarantee, provided, that the default by a Guarantor of a covenant contained in Section
7 or 8 of the Guarantee (other than a payment of Restricted Payment in violation of Section 8(c) or a breach of Sections 8(d)(vii) or 8(i) shall not constitute an Event of Default unless such default shall remain unremedied for a period of 30 days.

        (v) Guarantor or any Subsidiary defaults in any payment of any other obligation pursuant to a guaranty or for money borrowed (or any capitalized lease obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to be due prior to any stated maturity, provided that the aggregate amount of all such obligations as to which such a default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing exceeds $5,000,000; or

    (vi) This Guarantee, the Lease Agreements, the Loan Agreement, or any provision hereof or thereof at any time after its execution and delivery shall for any reason cease to be valid and binding on the Guarantor or the Lessee, as the case may be, or in full force and effect, or shall be declared to be null and void, or the validity or enforceability of this Guarantee, or the Lease Agreements shall be contested, any party thereto shall deny that it has any or further liability or obligation thereunder; or

    (vii) The Guarantor shall admit in writing its inability to pay its debts as they mature or shall declare a moratorium on the payment of its debts or apply for, consent to, or acquiesce in the appointment of a trustee or receiver for itself or any part of its property, or shall take any action to authorize or effect any of the foregoing; or in the absence of any such application, consent, or acquiescence, a trustee or receiver shall be appointed for it or for a substantial part of its property or revenues and shall not be discharged within a period of 90 days; or all, or any substantial part, of the property of the Company shall be condemned, seized, or otherwise appropriated, or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law or any dissolution or liquidation proceeding shall be instituted by or against the Company (or any action shall be taken to authorize or effect the institution by it of any of the foregoing) and if instituted against it, shall be consented to or acquiesced in by it, or shall not be dismissed within a period of 90 days; or

    (viii) There shall be commenced against the Guarantor any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets which results in the entry of an order for relief which shall not have been vacated, discharged, stayed, or bonded pending appeal within 60 days from the entry thereof; or

    (ix)  If a Trigger Event shall occur;

then, a Default shall be deemed to exist hereunder and an Event of Default shall be deemed to exist under each of the Lease Agreements. In any such event, and in addition to all other rights and remedies at law and in equity available to Lessor as a result of such event, Guarantor shall immediately pay or cause to be paid to Lessor, without notice or demand, the amounts due and payable to Lessor by Lessee under each Lease Agreement, either in respect of the purchase of the Property covered thereby or as a Contingent Rent Payment. All such payments shall be made directly to Lender in accordance with the terms of the respective Lease Agreements and the assignments thereof to Lender, copies of which have been supplied to Guarantor simultaneously herewith. It is understood that any payments made by Guarantor to Lessor under this Guarantee shall not release or discharge Guarantor from its obligations hereunder until all of the Obligations have been fully and finally paid to Lessor. All amounts payable by Guarantor hereunder shall be credited against amounts otherwise payable by Lessee under the Lease Agreements for the remainder of their respective terms, provided that if any of the Lease Agreements have been terminated or if for any other reason sufficient credits cannot be given to Lessee, then such payments shall nevertheless be retained by Lessor hereunder and no further credits shall be given to Lessee.

    (b) Any payment made by Guarantor under this Section 14 shall be deemed to be an agreed guarantee payment without regard to the status of any Lease Agreement or Lessee's rights thereunder; and in no event and under no circumstance shall any such payment be repayable or refundable to Guarantor for any reason or under any circumstance, and Guarantor agrees to look solely to Lessee under its limited right of subrogation for the recovery of any such sum.

    (c) ALL AMOUNTS PAYABLE BY GUARANTOR UNDER THIS LEASE GUARANTEE ARE PAYABLE WITHOUT OFFSET, COUNTERCLAIM OR DEDUCTION OF WHATEVER KIND AND ARE NOT CONDITIONED UPON, AND CANNOT BE AFFECTED IN ANY WAY BY, ANY FUTURE EVENT, OCCURRENCE OR ACTION BY ANY PARTY, AND GUARANTOR UNDERSTANDS AND AGREES THAT ALL SUCH AMOUNTS SHALL BE PAYABLE NOTWITHSTANDING ANY FACT OR CIRCUMSTANCE (INCLUDING, WITHOUT LIMITATION, THE BANKRUPTCY OF OR A SIMILAR EVENT AFFECTING LESSEE) AT ANY TIME AFFECTING LESSEE OR ANY LEASE AGREEMENT, WHETHER CAUSED OR CONTRIBUTED TO BY LESSEE, LESSOR OR ANY OTHER PARTY.

    15. Notices. Any notice required to be delivered hereunder shall be deemed delivered, whether actually received or not, forty- eight (48) hours after such notice is deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto or Lender, as applicable, at the respective addresses specified below, or at such other address as they or the Lender may have subsequently specified by written notice. The addresses for notices to Guarantor, Lessor, and Lender are as follows:

    If to Lessor:    Pier Set, Inc.
                     245 Park Avenue
                     New York, New York 10167
                     Attention:  James D. Price

    with a copy to:  Kelly, Hart, & Hallman
                     201 Main Street, Suite 2500
                     Fort Worth, Texas 76102
                     Attention: Mark L. Hart, Jr., Esq.

    If to Guarantor: Pier 1 Imports, Inc.
                     301 Commerce Street, Suite 600
                     Fort Worth, Texas 76161-0020
                     Attention:  Robert G. Herndon

                     CMEI, Inc.
                     301 Commerce Street, Suite 600
                     Fort Worth, Texas 76161-0020
                     Attention:  Robert G. Herndon


    with a copy to:  Kelly, Hart, & Hallman
                     201 Main Street, Suite 2500
                     Fort Worth, Texas 76102
                     Attention: Mark L. Hart, Jr., Esq.

    If to Lender:    National Westminster Bank Plc
                     175 Water Street, 26th Floor
                     New York, NY 10038
                     Attention:  Eric J. Fellows

    with a copy to:  National Westminster Bank Plc
                     Texas Commerce Tower, suite 6070
                     600 Travis Street
                     Houston, Texas  77002
                     Attn:  Steven J. Krakoski

Notices sent by any other method (including facsimile transmission) shall be deemed delivered when actually received by the addressee. Any notice of change of address shall be effective only upon actual receipt, regardless of delivery method, and such new address shall be effective as to notices given by the other parties commencing ten (10) days after such change of address notice is received by such parties. No party may establish an official address for notice outside the continental United States.

    16. Term. This Guarantee is not limited to any particular period of time but shall continue in full force and effect until all of the Obligations, including those with respect to the Additional Properties, have been fully and finally paid or have been otherwise discharged by Lessee, and Guarantor shall not be released from any obligations or liability hereunder until such full payment or discharge shall have occurred.

    17. Subordination. All principal of and interest on all indebtedness, liabilities, and obligations of Lessee to Guarantor (the Subordinated Debt), whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or hereafter existing, due or to become due to Guarantor, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise and whether evidenced by written instrument or not, shall be and is hereby expressly subordinated to the Obligations. Guarantor agrees not to receive or accept any payment from Lessee with respect to the Subordinated Debt if at such time either an Event of Default (as defined in the Lease Agreements) has occurred and is continuing or any of the Obligations are otherwise due and owing and unpaid; and in the event Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, Guarantor will receive and hold any such payment in trust for Lessor and forthwith turn such payment over to Lessor, in the form received, to be applied to the Obligations.

    18. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS GUARANTEE IS PERFORMABLE IN NEW YORK COUNTY, NEW YORK, AND GUARANTOR HEREBY WAIVES THE
RIGHT TO BE SUED ELSEWHERE.

    19. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    20. Waiver of Jury Trial.To the extent permitted by applicable law, and for the purpose of reducing the time and expense of litigation, Guarantor and Lessor waive trial by jury in any action brought on, under, or by virtue of this Guarantee.

    21. Joint and Several Liability. The liability of Guarantor under this Guarantee shall be joint and several. A separate action may be brought and prosecuted against Guarantor, whether or not action is brought against any other person or whether or not any other person is joined in such action or actions.

    IN WITNESS WHEREOF, the parties hereto have caused this Lease Guarantee to be executed by their respective officers thereunder duly authorized, as of the date first written above.


                                     GUARANTOR:

                                     PIER 1 IMPORTS, INC.,
                                     a Delaware corporation
Attest:


                                     By:_______________________________
____________________                      Robert G. Herndon
Michael A. Carter                         Executive Vice President
Assistant Secretary

        [SEAL]

                                     CMEI, INC.,
                                     a Georgia corporation
Attest:

                                     By:_______________________________
____________________                      Robert G. Herndon
Michael A. Carter                         Executive Vice President
Assistant Secretary

        [SEAL]


                                     LESSOR:

                                     PIER SET, INC.,
                                     a Delaware corporation
Attest:


                                     By:_______________________________
____________________                         James D. Price
Michael A. Carter                            President
Assistant Secretary


        [SEAL]


ACCEPTED THIS 30th DAY OF
DECEMBER, 1992.

LENDER:______________________

NATIONAL WESTMINSTER BANK Plc
    New York Branch


By:__________________________
Name: Eric J. Fellows
Title: Vice President


NATIONAL WESTMINSTER BANK Plc
    Nassau Branch


By:_________________________
Name: Eric J. Fellows
Title: Vice President

                     SUPPLEMENT TO LEASE GUARANTEE


    THIS SUPPLEMENT TO LEASE GUARANTEE is dated as of February 17, 1993 (this "Supplement"), is made by and between PIER 1 IMPORTS, INC., a Delaware corporation ("Pier 1"), CMEI, Inc., a Georgia Corporation ("CMEI")(individually and collectively, the "Guarantor"), and PIER SET, INC., a Delaware corporation ("Lessor") and supplements that certain Lease Guarantee (the "Guarantee") made and entered into as of the 30th day of December, 1992, by and between Pier 1, CMEI and Lessor. Terms used herein and not otherwise defined shall have the meaning given to them in the Guarantee.

                             W I T N E S S E T H:

    A. Pier 1 Imports (U.S.), Inc. (the "Lessee"), a Delaware corporation, is an indirect wholly-owned subsidiary of Pier 1 and a direct, wholly owned Subsidiary of CMEI. Lessor and Lessee have entered, as of the date hereof, into supplements (the "Lease Supplements") to each of the Master Building
Lease and the Master Ground Lease, which Lease Supplements add two Parcels and the Improvements thereon listed on Exhibit "A-14"-"A-15" of each of the Supplements to the Lease Agreements and hereto, as provided for therein.

    B. Pursuant to and subject to the terms of a supplement to the Loan Agreement, as amended, (the "Loan Supplement") and the Loan Agreement, Lender has advanced or agreed to advance the additional sum of $905,901 to Lessor pursuant to the Land Loan by $905,601 and has advanced or agreed to advance the additional sum of $1,633,573 to Lessor pursuant to the Building Loan.

    C. In consideration of the execution and delivery of the Lease Supplements by Lessor to Lessee, and in recognition that the favorable financing terms offered to Lessor by Lender have been passed through to Lessee through the rental terms of the Lease Agreements, all of which are contingent upon the delivery of this Supplement by Guarantor; and in recognition that (i) as the indirect parent of Lessee, Pier 1; and (ii) as the direct parent of Lessee, CMEI: will receive direct and material benefits from the delivery of the Lease Supplements and the Loan Supplement and the consummation of the transactions contemplated thereby, Guarantor desires to deliver this Supplement to Lessor.

    NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, Lessor and Guarantor hereby agree as follows:

    A. The Leases shall for all purposes under the Guarantee include the Leases as Supplemented by the Lease Supplements, and each provision of the Guarantee, as supplemented by this Supplement, shall be applicable to such Leases. As supplemented hereby, each provision of the Guarantee shall be and remains in full force and effect; and

    B. this Supplement may be executed by the parties hereto in multiple counterparts and each counterpart, when so executed, shall be deemed an original, but all of which shall be considered as one agreement. Further, in making proof of this Supplement, it shall not be necessary to produce or account for more than one such counterpart.

    IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective officers thereunder duly authorized, as of the date first written above.


                                     GUARANTOR:

                                     PIER 1 IMPORTS, INC.,
                                     a Delaware corporation
Attest:


                                     By:______________________________
_____________________                Name:____________________________
Michael A. Carter                    Title:___________________________
Assistant Secretary

        [SEAL]

                                     CMEI, INC.,
                                     a Georgia corporation
Attest:


                                     By:______________________________
_____________________                Name:____________________________
Michael A. Carter                         Executive Vice President
Assistant Secretary

        [SEAL]


                                     LESSOR:

                                     PIER SET, INC.,
                                     a Delaware corporation
Attest:


______________________               By:______________________________
Name:_________________                    James D. Price
Title:________________                    President



        [SEAL]


ACCEPTED AS OF THE 17TH DAY OF
FEBRUARY, 1993.

LENDER:

NATIONAL WESTMINSTER BANK Plc
    New York Branch


By:_______________________
Name: Eric J. Fellows
Title: Vice President


NATIONAL WESTMINSTER BANK Plc
    Nassau Branch


By:_______________________
Name: Eric J. Fellows
Title: Vice President

                     FIRST AMENDMENT TO LEASE GUARANTEE


    THIS FIRST AMENDMENT (herein so called) is entered into as of April 15, 1993, among PIER 1 IMPORTS, INC., a Delaware corporation ("Pier 1"), CMEI, INC., a Georgia corporation ("CMEI"), (Pier 1 and CMEI individually and collectively called the "Guarantor") and PIER SET, INC., a Delaware corporation ("Lessor").

    A. Guarantor and Lessor entered into a Lease Guarantee dated as of December 30, 1992 (the "Guarantee").

    B. Guarantor has advised Lessor that Guarantor is planning to sell (the "Sale") all of its stock in Sunbelt Nursery Group, Inc. ("Sunbelt") to a wholly owned subsidiary of General Host Corporation, a New York corporation ("General Host"), in exchange for 1,940,000 shares of the common stock of General Host.

    C. Guarantor and Lessor, in order to provide for the accomplishment of the above-described transaction, desire to amend the Guarantee in certain respects as more fully set forth below.

    NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor and Lessor hereby agree as follows:

    1. Unless otherwise specified herein, terms defined in the Guarantee have the same meaning when used herein and all section references herein refer to sections in the Guarantee.

    2.      Subsection (viii) of the definition of "Restricted Investments" in
Section 3 of the Guarantee is hereby amended to read in its entirety as follows:

    (viii) not more than 1,940,000 shares of the common stock of General Host Corporation, a New York corporation, plus any additional shares which are received as a result of stock dividends, stock split or combination of shares, recapitalization, reclassification, merger or similar capital or corporate structure change,

    3.      Subsection (ix) of the definition of "Restricted Investments" in
Section 3 of the Guarantee is hereby amended to read in its entirety as follows:

    (ix) any loans or guaranties made by Pier 1 or any of its subsidiaries to or for the benefit of Sunbelt or any of its Subsidiaries not exceeding an aggregate principal amount of $12,000,000 at any one time outstanding, provided that the maturity of any such loan or any indebtedness so guaranteed shall be no later than April 30, 1994, and provided further, that any remedies of Pier 1 or its Subsidiaries with respect thereto shall be diligently exercised,

    4. New subsections (x) and (xi) of the definition of "Restricted Investments" in Section 3 of the Guarantee are hereby added to read in their entirety as follows:

    (x) any loans or guaranties made by Pier 1 or any of its Subsidiaries to or for the benefit of Pier Retail Group Limited, a company organized under the laws of the United Kingdom, not exceeding an aggregate principal amount of $6,500,000 at any one time outstanding, and (xi) any stock or securities of Sunbelt which Pier 1 or any of its Subsidiaries acquires through the exercise of its remedies with respect to any lien or security interest held by Pier 1 or any of its Subsidiaries on such stock or securities.

    5. Section 8(d)(ii) of the Guarantee is hereby amended by deleting the phrase "Other than for the Guaranteed Debt by Pier 1 of Sunbelt's Debt to (i) Standard Chartered Bank for a line of credit in the amount of $5,000,000, and
(ii) Texas Commerce Bank, National Association for a line of credit in the amount of $5,000,000 (the "Sunbelt Debt Guarantee")," appearing at the beginning of said Section 8(d)(ii) and substituting the following in its place:

    Other than for any Guaranteed Debt by Pier 1 or any of its Subsidiaries described in subsection (ix) of the definition of "Restricted
    Investments" in Section 3 hereof (the "Sunbelt Debt Guarantee"),

    6. Section 8(e) of the Guarantee is hereby amended by deleting subsection (vii) in its entirety and (C) adding new subsections (vii), (viii) and (ix) to read in their entirety as follows:

    (vii) any loans or guaranties made by Pier 1 or any of its Subsidiaries to or for the benefit of Sunbelt or any of its Subsidiaries not exceeding an aggregate principal amount of $12,000,000 at any one time outstanding, provided that the maturity of any such loan or any indebtedness so guaranteed shall be no later than April 30, 1994, and provided further, that any remedies of Pier 1 or its Subsidiaries with respect thereto shall be diligently exercised, (viii) any loan or guaranties made by Pier 1 or any of its Subsidiaries to or for the benefit of Pier Retail Group Limited not exceeding an aggregate principal amount of $6,500,000 at any one time outstanding, (ix) any stock or securities of Sunbelt which Pier 1 or any of its Subsidiaries acquires through foreclosure of any lien or security interest held by Pier 1 or any of its Subsidiaries on such stock or securities, and

    7. Section 8(g) of the Guarantee is hereby amended by deleting the word "and" before subsection (iv) of said Section 8(g) and adding new subsections (v) and (vi) to read in their entirety as follows:

    , (v) the Sunbelt Debt Guarantee, and (vi) any Guaranteed Debt by Pier 1 or any of its Subsidiaries described in subsection (x) of the definition of "Restricted Investment" in Section 3 hereof

    , and (vi) any Guaranteed Debt by Pier 1 or any of its Subsidiaries described in subsection (xi) of the definition of "Restricted
    Investment" in Section 3 hereof.

    8. This First Amendment may be executed in a number of identical counterparts, each of which shall be deemed an original. In making proof of this instrument, it shall not be necessary for any party to account for all counterparts, and it shall be sufficient for any party to produce but one such counterpart.

    9. The effectiveness of this First Amendment is subject to the conditions precedent that (x) the Sale has been concluded and (y) the Lessor shall have received Officers' Certificates, dated the date hereof, certifying inter alia:

      (i) a true and correct copy of resolutions adopted by the Board of Directors or Executive Committees of Guarantor;

     (ii) the incumbency and specimen signatures of the Persons executing any documents on behalf of Guarantor;

    (iii) the truth as of the date first written above of the representations and warranties made by Guarantor in the Guarantee, as amended hereby;
    and

     (iv) the absence of the occurrence and continuance of any Default or Event of Default after giving effect to this First Amendment.

    10. Except as amended by this First Amendment, the Guarantee is in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                         PIER 1 IMPORTS, INC.,
                         a Delaware corporation



                         By:_______________________________
                              Robert G. Herndon,
                              Executive Vice President


                         CMEI, INC.,
                         a Georgia corporation



                         By:________________________________
                              Robert G. Herndon,
                              Executive Vice President


                         PIER SET, INC.,
                         a Delaware corporation



                         By:_________________________________
                              James D. Price, President


AGREED TO AND ACCEPTED BY:

NATIONAL WESTMINSTER BANK Plc,
a bank registered in England


By:_______________________________
Name:_____________________________
Title:____________________________

                 SUPPLEMENT AND AMENDMENT TO LEASE GUARANTEE


    THIS SUPPLEMENT AND AMENDMENT TO LEASE GUARANTEE is dated as of August 31, 1993 (this "Supplement"), is made by and between PIER 1 IMPORTS, INC., a Delaware corporation ("Pier 1"), Pier 1 Assets, Inc., a Delaware corporation ("Assets"), Pier 1 Licensing, Inc. ("Licensing"), a Delaware Corporation and successor by merger to CMEI, Inc., a Georgia Corporation
("CMEI")(individually and collectively, the "Guarantor"), and PIER SET, INC., a Delaware corporation ("Lessor") and supplements and amends that certain Lease Guarantee (the "Guarantee") made and entered into as of the 30th day of December, 1992, by and between Pier 1, CMEI and Lessor. Terms used herein and not otherwise defined shall have the meaning given to them in the Guarantee.

                         W I T N E S S E T H:

    A. Pier 1 Imports (U.S.), Inc. (the "Lessee"), a Delaware corporation, is an indirect wholly-owned subsidiary of Pier 1 and a direct, wholly owned Subsidiary of CMEI. Lessor and Lessee have entered, as of the date hereof, into supplements (the "Lease Supplements") to each of the Master Building
Lease and the Master Ground Lease, which Lease Supplements add two Parcels and the Improvements thereon listed on Exhibit "A-16"-"A-18" of each of the Supplements to the Lease Agreements and hereto, as provided for therein.

    B. Pursuant to and subject to the terms of a supplement to the Loan Agreement, as amended, (the "Loan Supplement") and the Loan Agreement, Lender has advanced or agreed to advance the additional sum of $ 1,519,464.88 to Lessor pursuant to the Land Loan and has advanced or agreed to advance the additional sum of $2,055,636.12 to Lessor pursuant to the Building Loan.

    C. In consideration of the execution and delivery of the Lease Supplements by Lessor to Lessee, and in recognition that the favorable financing terms offered to Lessor by Lender have been passed through to Lessee through the rental terms of the Lease Agreements, all of which are contingent upon the delivery of this Supplement by Guarantor; and in recognition that (i) as the indirect parent of Lessee, Pier 1; and (ii) as the direct parent of Lessee, CMEI: will receive direct and material benefits from the delivery of the Lease Supplements and the Loan Supplement and the consummation of the transactions contemplated thereby, Guarantor desires to deliver this Supplement to Lessor.

    NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, Lessor and Guarantor hereby agree as follows:

    A. The Leases shall for all purposes under the Guarantee include the Leases as Supplemented by the Lease Supplements, and each provision of the Guarantee, as supplemented by this Supplement, shall be applicable to such Leases. As supplemented hereby, each provision of the Guarantee shall be and remains in full force and effect;

    B. Licensing and Assets shall be Guarantors for all purposes under the Guarantee as supplemented and amended; and

    B. this Supplement may be executed by the parties hereto in multiple counterparts and each counterpart, when so executed, shall be deemed an original, but all of which shall be considered as one agreement. Further, in making proof of this Supplement, it shall not be necessary to produce or account for more than one such counterpart.


    IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective officers thereunder duly authorized, as of the date first written above.


                             GUARANTOR:

                             PIER 1 IMPORTS, INC.,
                             a Delaware corporation
Attest:


                             By:______________________________
______________________               Robert G. Herndon
Michael A. Carter                    Executive Vice President
Assistant Secretary

        [SEAL]


                             PIER 1 ASSETS, INC.,
                             a Delaware corporation
Attest:


                             By:______________________________
______________________               Robert G. Herndon
Michael A. Carter                    Executive Vice President
Assistant Secretary

        [SEAL]
                             PIER 1 LICENSING, INC.,
                             a Delaware Corporation and
                             successor by merger to
                             CMEI, INC., a Georgia corporation
Attest:


                             By:______________________________
_______________________              Robert G. Herndon
Michael A. Carter                    Executive Vice President
Assistant Secretary

        [SEAL]

                             LESSOR:

                             PIER SET, INC.,
                             a Delaware corporation
Attest:


_____________________         By:______________________________
Michael A. Carter                    George R. Mihalko
Assistant Secretary                  Vice President


        [SEAL]


ACCEPTED AS OF THE 31ST DAY
OF AUGUST, 1993.

LENDER:

NATIONAL WESTMINSTER BANK Plc
    New York Branch


By:___________________
Eric J. Fellows
Vice President


NATIONAL WESTMINSTER BANK Plc
    Nassau Branch


By:___________________
Eric J. Fellows
Vice President

                 SECOND AMENDMENT TO LEASE GUARANTEE


    This Second Amendment to Lease Guarantee (hereinafter referred to as "this Amendment") is entered into as of the 25th day of February, 1994, among PIER
1 IMPORTS, INC., a Delaware corporation, and PIER 1 LICENSING, INC., a Delaware corporation and successor by merger to CMEI, Inc. (Pier 1 Imports, Inc., and Pier 1 Licensing, Inc. are hereinafter collectively referred to as the "Guarantors" and individually referred to as a "Guarantor") and PIER SET, INC., a Delaware corporation ("Lessor").

    WHEREAS, Guarantors and Lessor previously entered into a Lease Guarantee (the "Lease Guarantee") dated December 30, 1992, as heretofore supplemented and/or amended, whereby the Guarantors guaranteed the full payment and performance of a master ground lease and master building lease entered into by Pier 1 Imports (U.S.), Inc., a Delaware corporation;

    WHEREAS, Guarantors and Lessor have agreed to amend the Lease Guarantee as more fully set forth hereinafter;

    NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantors and the Lessor agree as follows:

    1. Subsection (v) of Section 8(d) of the Lease Guarantee is hereby amended to read in its entirety as follows:

        (v) Maintenance of Fixed Charge Coverage. Permit the ratio of Cash Flow Available for Fixed Charges to Fixed Charges, to be determined on the last day of each fiscal quarter for the preceding 12 months, to be less than (a) 1.3 to 1 for each of the fiscal quarters ending during the period from the date of this Guaranty through February 27, 1993, (b) 1.4 to 1 for each of the fiscal quarters ending during the period from February 28, 1993, through February 25, 1994, (c) 1.2 to 1 for each of the fiscal quarters ending during the period from February 26, 1994, to the fiscal quarter ending in November, 1994, and (d) 1.25 to 1 for each fiscal quarter ending thereafter.

    2. Except as herein specifically amended and modified the Lease Guarantee is unchanged and continues in full force and effect.

    3. Each Guarantor hereby consents and agrees to this Amendment and each Guarantor hereby confirms and ratifies the Lease Guarantee's existence and each and every term, condition, and covenant therein contained, to the same extent and as though the same were set forth herein in full.

    4. This Amendment may be executed in a number of identical counterparts, each of which shall be deemed an original. In making proof of this instrument, it shall not be necessary for any party to account for all counterparts, and it shall be sufficient for any party to produce but one such counterpart.

    5. The Lease Guarantee, this Amendment, and all other amendments and/or supplements, constitute a "Loan Agreement" as defined in Section 26.02(a) of the Texas Business and Commerce Code, represent the final and entire agreement and understanding among the Guarantors and the Lessor relating to the subject matter hereof and thereof, supersede all prior proposals, agreements and understandings relating to the subject matter and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective offices thereunto duly authorized, as of the date first written above.


                             GUARANTORS:

                             PIER 1 IMPORTS, INC.



                             By:_______________________________
                                  Robert G. Herndon,
                                  Executive Vice President


                             PIER 1 LICENSING, INC.



                             By:________________________________
                                  Robert G. Herndon,
                                  Executive Vice President


                             LESSOR:

                             PIER SET, INC.



                             By:_________________________________
                                  James D. Price, President

                     SUPPLEMENT TO LEASE GUARANTEE


    THIS SUPPLEMENT TO LEASE GUARANTEE is dated as of March 23, 1994 (this "Supplement"), is made by and between PIER 1 IMPORTS, INC., a Delaware corporation ("Pier 1"), Pier 1 Assets, Inc., a Delaware corporation ("Assets"), Pier 1 Licensing, Inc. ("Licensing"), a Delaware Corporation and successor by merger to CMEI, Inc., a Georgia Corporation ("CMEI")(individually and collectively, the "Guarantor"), and PIER SET, INC., a Delaware corporation ("Lessor") and supplements that certain Lease Guarantee (the "Guarantee") made and entered into as of the 30th day of December, 1992, by and between Pier 1, CMEI and Lessor as heretofore supplemented and amended. Terms used herein and not otherwise defined shall have the meaning given to them in the Guarantee.

                         W I T N E S S E T H:

    A. Pier 1 Imports (U.S.), Inc. (the "Lessee"), a Delaware corporation, is an indirect wholly-owned subsidiary of Pier 1 and a direct, wholly owned Subsidiary of Licensing. Lessor and Lessee have entered, as of the date hereof, into supplements (the "Lease Supplements") to each of the Master Building Lease and the Master Ground Lease, which Lease Supplements add two Parcels and the Improvements thereon listed on Exhibit "A-19"-"A-20" of each of the Supplements to the Lease Agreements and hereto, as provided for therein.

    B. Pursuant to and subject to the terms of a supplement to the Loan Agreement, as amended, (the "Loan Supplement") and the Loan Agreement, Lender has advanced or agreed to advance the additional sum of $641,272.69 to Lessor pursuant to the Land Loan and has advanced or agreed to advance the additional sum of $1,321,771.06 to Lessor pursuant to the Building Loan.

    C. In consideration of the execution and delivery of the Lease Supplements by Lessor to Lessee, and in recognition that the favorable financing terms offered to Lessor by Lender have been passed through to Lessee through the rental terms of the Lease Agreements, all of which are contingent upon the delivery of this Supplement by Guarantor; and in recognition that (i) as the indirect parent of Lessee, Pier 1; and (ii) as the direct parent of Lessee, Licensing: will receive direct and material benefits from the delivery of the Lease Supplements and the Loan Supplement and the consummation of the transactions contemplated thereby, Guarantor desires to deliver this Supplement to Lessor.

    NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, Lessor and Guarantor hereby agree as follows:

    A. The Leases shall for all purposes under the Guarantee include the Leases as Supplemented by the Lease Supplements, and each provision of the Guarantee, as supplemented by this Supplement, shall be applicable to such Leases. As supplemented hereby, each provision of the Guarantee shall be and remains in full force and effect;

    B. this Supplement may be executed by the parties hereto in multiple counterparts and each counterpart, when so executed, shall be deemed an original, but all of which shall be considered as one agreement. Further, in making proof of this Supplement, it shall not be necessary to produce or account for more than one such counterpart.


    IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective officers thereunder duly authorized, as of the date first written above.


                                          GUARANTOR:

                                          PIER 1 IMPORTS, INC.,
                                          a Delaware corporation
Attest:


                                          By:_____________________________
____________________                         J. Rodney Lawrence
Michael A. Carter                            Senior Vice President
Assistant Secretary

        [SEAL]


                                          PIER 1 ASSETS, INC.,
                                          a Delaware corporation
Attest:


                                          By:_____________________________
____________________                         J. Rodney Lawrence
Michael A. Carter                            Senior Vice President
Assistant Secretary

        [SEAL]

                                          PIER 1 LICENSING, INC.,
                                          a Delaware Corporation and
                                          successor by merger to
                                          CMEI, INC., a Georgia corporation
Attest:


                                          By:______________________________
____________________                         J. Rodney Lawrence
Michael A. Carter                            Senior Vice President
Assistant Secretary

        [SEAL]
                                          LESSOR:

                                          PIER SET, INC.,
                                          a Delaware corporation
Attest:

____________________                      By:_____________________________
Michael A. Carter                             James D. Price
Assistant Secretary                           President


        [SEAL]


ACCEPTED AS OF THE 23RD DAY
OF MARCH, 1994.

LENDER:

NATIONAL WESTMINSTER BANK Plc
    New York Branch


By:_____________________
Eric J. Fellows
Vice President


NATIONAL WESTMINSTER BANK Plc
    Nassau Branch


By:____________________
Eric J. Fellows
Vice President

                     Third Amendment to Lease Guarantee


    This Third Amendment to Lease Guarantee ("Amendment") is hereby made, as of the date hereof, to that certain Lease Guarantee (the "Lease Guarantee"), dated as of December 30, 1992, as heretofore supplemented, by and between PIER 1 IMPORTS, INC., a Delaware Corporation ("Pier 1"), CMEI, Inc., a Georgia Corporation ("CMEI"), and PIER SET, INC., a Delaware corporation ("Lessor"). Terms used herein and not otherwise defined shall have the meaning given to them in the Lease Guarantee.

    The parties hereto agree that from and after the date hereof, Pier 1 Assets, Inc., a Delaware corporation ("Assets"), shall be a party to the Lease Guarantee, and that each reference to the "Guarantor" therein shall include Assets; that each reference in the Lease Guarantee to CMEI shall mean Pier 1 Licensing, Inc., a Delaware corporation and successor by merger to CMEI, Inc., a Georgia corporation ("Licensing"); and that each reference to the indirect parent or owner of Lessee shall also mean and include Assets.

    The parties hereto further agree that the Lease Guarantee shall be amended by amending and restating the definition of "Intangible Assets" in its entirety as follows:

        ""Intangible Assets" shall mean goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt issue cost, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as intangible assets in accordance with GAAP, but in no event shall Intangible Assets include (i) current prepaid expenses of Pier 1 or its Subsidiaries or (ii) receivables of any kind of Pier 1 or its Subsidiaries."

    The parties hereto further agree that the definition of "Master Building Lease" and "Master Ground Lease" in the Lease Agreement shall also mean and include any renewal, extension and restatement of, and amendment or modification to, the same.

    The parties hereto further agree that Section 5 of the Lease Guarantee shall be and is amended with respect to the address for notices to Guarantor by adding below the address for Licensing the following:

            "and

            Pier 1 Assets, Inc.
            % Pier 1 Imports, Inc.
            301 Commerce Street, Suite 600
            Fort Worth, Texas  76161-0020
            Attention:  Chief Financial Officer"

    As amended hereby, the Lease Guarantee remains in full force and effect in all respects.

    This Amendment may be executed by the parties hereto in multiple counterparts and each counterpart, when so executed, shall be deemed an original, but all of which shall be considered as one agreement. Further, in making proof hereof, it shall not be necessary to produce or account for more than one such counterpart.

    Dated to be effective as of the 28th day of February, 1994.

                                     PIER SET, INC., a Delaware corporation
ATTEST:

_____________________________        By:______________________________
Name:________________________               James D. Price
Title:_______________________               Title: President


        [SEAL]


ATTEST:                              PIER 1 IMPORTS, INC,, a Delaware
                                     corporation


_____________________________        By:________________________________
Name:________________________        Name:______________________________
Title:_______________________        Title:_____________________________


        [SEAL]


ATTEST:                              PIER 1 LICENSING, INC., a Delaware
                                     corporation


____________________________         By:_________________________________
Name:_______________________         Name:_______________________________
Title:______________________         Title:______________________________


        [SEAL]


ATTEST:                              PIER 1 ASSETS, INC., a Delaware
                                     corporation


____________________________          By:________________________________
Name:_______________________          Name:______________________________
Title:______________________          Title:_____________________________


        [SEAL]